                                                             ___________ _, 2004

Broadband Capital Management LLC
805 Third Avenue
15th Floor
New York, New York 10022

     Re: China Mineral Acquisition Corporation

Gentlemen:

     This letter will confirm the agreement of the  undersigned to each purchase warrants  ("Warrants")  of China  Mineral  Acquisition  Corporation  ("Company")
included  in the units  ("Units")  being sold in the  Company's  initial  public offering  ("IPO") upon the terms and conditions  set forth herein.  Each Unit is comprised  of one share of Common Stock and two  Warrants.  The shares of Common
Stock and  Warrants  will not be  separately  tradeable  until 90 days after the effective  date of the Company's IPO unless  Broadband  Capital  Management  LLC
("Broadband")  informs the Company of its  decision  to allow  earlier  separate trading.

     Dr. Simon Mu agrees that this letter  agreement  constitutes an irrevocable order for  Broadband to purchase for his account  within the twenty  trading-day period  commencing  on the  date  separate  trading  of the  Warrants  commences
("Separation  Date") up to 334,000 Warrants at market prices not to exceed $0.65 per  Warrant  ("Mu  Maximum  Warrant  Purchase").  Each of Dr. Bing Zhao and Mr.
Daniel Kunz agrees that this letter agreement  constitutes an irrevocable  order for  Broadband  to purchase  for each of Dr. Bing Zhao's and Mr.  Daniel  Kunz's account within the twenty  trading-day  period commencing on the Separation Date up to 333,000  Warrants at market prices not to exceed $0.65 per warrant  ("Zhao and Kunz Maximum  Warrant  Purchase"  and together  with the Mu Maximum  Warrant
Purchase,  the  "Maximum  Warrant  Purchase").  Broadband  (or such other broker dealer(s)  as  Broadband  may  assign the order to) agrees to fill such order in such  amounts  and at such times as it may  determine,  in its sole  discretion, during  the  twenty  trading-day  period  commencing  on  the  Separation  Date.
Broadband further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

     Each  of the  undersigned  may  notify  Broadband  that  all or part of his respective  Maximum  Warrant  Purchase  will  be  made  by an  affiliate  of the undersigned  (or  another  person  or  entity  introduced  to  Broadband  by the undersigned (a  "Designee"))  who (or which) has an account at Broadband and, in such event,  Broadband  will make such  purchase on behalf of said  affiliate or
Designee;  provided, however, that each of the undersigned hereby agrees to make payment of the purchase  price of such  purchase in the event that the affiliate or Designee fails to make such payment.

                                       Very truly yours,

                                       -----------------------
                                       Dr. Simon Mu

                                       -----------------------
                                       Dr. Bing Zhao

                                       -----------------------
                                       Mr. Daniel  Kunz